Exhibit (h)(1)(j)

TCW FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 30th day of April, 2013, to the Transfer Agent Servicing Agreement, dated as of September 7, 2005, as amended July 19, 2006, May 30, 2007, June 6, 2007, October 27, 2008, October 11, 2011, March 19, 2012 and October 12, 2012, (the “Transfer Agent Agreement”), is entered into by and between TCW FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the Company and USBFS desire to amend the list of Funds; and

WHEREAS, Section 11 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Transfer Agent Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TCW FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ George Winn	By:	/s/ Michael R. McVoy
Printed Name: George Winn		Printed Name: Michael R. McVoy
Title: SVP		Title: Executive Vice President

Amended Exhibit A to TCW Funds, Inc.’s Transfer Agent Servicing Agreement

Separate Series of TCW Funds, Inc. at April 30, 2013

Name of Series

TCW Concentrated Value Fund

TCW Conservative Allocation Fund

TCW Core Fixed Income Fund

TCW Dividend Focused Fund

TCW Emerging Markets Income Fund

TCW Emerging Markets Local Currency Income Fund

TCW Emerging Markets Multi-Asset Opportunities Fund (Effective June 30, 2013)

TCW Enhanced Commodity Strategy Fund

TCW Global Bond Fund

TCW Growth Equities Fund

TCW Growth Fund

TCW High Yield Bond Fund

TCW International Growth Fund

TCW International Small Cap Fund

TCW Relative Value Large Cap Fund

TCW Select Equities Fund

TCW Short Term Bond Fund

TCW Small Cap Growth Fund

TCW SMID Cap Growth Fund

TCW Total Return Bond Fund

TCW Value Opportunities Fund

Fidelity Prime Money Market Portfolio*

*	An unaffiliated money market fund